SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported)	December 19, 2002

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 900, Denver, Colorado 80202

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes ☒ No ☐

Item 5. Other
SIGNATURES

Item 5. Other

On December 19, 2002, the Official Committee of Equity Security Holders of Coram Healthcare Corporation and Coram, Inc. (the “Equity Committee”) filed a proposed plan of reorganization (the “Proposed Equity Committee Plan”) in respect of Coram Healthcare Corporation (“CHC”) and Coram, Inc. (“CI”) (CHC and CI are hereinafter collectively referred to as the “Debtors”) in the U. S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

A complete description of the Proposed Equity Committee Plan is set forth in the Disclosure Statement of the Official Committee of Equity Security Holders of Coram Healthcare Corporation and Coram, Inc. and Exhibits A through I thereto filed contemporaneously with the Proposed Equity Committee Plan in the Bankruptcy Court, Jointly Administered Case No. 00-3299, which are available at docket numbers 2019, 2020, 2021 and 2022 in such case.

The Disclosure Statement filed contemporaneously with the Proposed Equity Committee Plan must be approved by the Bankruptcy Court as containing adequate information before the Equity Committee may solicit votes in favor of confirmation of the Proposed Equity Committee Plan. Under Chapter 11 of Title 11 of the United States Code, all parties-in-interest, including shareholders, noteholders, general unsecured creditors and Arlin M. Adams, Esquire (the Chapter 11 trustee for the Debtors’ bankruptcy estates), may file objections to the Disclosure Statement and the Proposed Equity Committee Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAM HEALTHCARE CORPORATION

Date: January 10, 2003	By:	/s/ SCOTT R. DANITZ

		Name: Title:	Scott R. Danitz Senior Vice President, Chief Financial Officer and Treasurer

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